                                                                   EXHIBIT 16


                            FIRST OMAHA FUNDS, INC.
        COMPUTATION OF ONE YEAR HYPOTHETICAL AVERAGE ANNUAL TOTAL RETURN
                            FORM N-1A PART C ITEM 16


SMALL CAP VALUE FUND

           Initial             Shares     Reinvested   Dividend   Record                      Reinvest
         Investment   NAV    Outstanding     Shares     Amount     Date     Ex-Date    Rate    Price
         ----------   ---    -----------  ----------   --------   ------    -------    ----   --------
12/31/95  1,000.00    10.00   100.000
12/31/96  1,057.00    10.07   104.965         4.965      50.00   12/30/96   12/31/96    0.50   10.07

        HYPOTHETICAL TOTAL RETURN CALCULATION
        P(1+T)*n = ERV
        1,000(1+T)*1 = 1,057.00
        T = 5.70%

                            FIRST OMAHA FUNDS, INC.
        Computation of One Year Hypothetical Average Annual Total Return
                            Form N-1A Part C Item 16


U.S. GOVERNMENT OBLIGATIONS FUND

             Initial             Shares      Reinvested    Dividend    Record                   Reinvest
           Investment   NAV    Outstanding     Shares       Amount      Date    Ex-Date   Rate   Price
           ----------   ---    -----------   ----------    --------    ------   -------   ----  --------
12/31/95    1,000.00   10.00    100.000
12/31/96    1,057.00   10.07    104.965        4.965        50.00     12/30/96  12/31/96  0.50   10.07

        HYPOTHETICAL TOTAL RETURN CALCULATION

        P(1+T)*n = ERV
        1,000(1+T)*1 = 1,057.00
        T = 5.70%


SHORT/INTERMEDIATE FIXED INCOME FUND

             Initial             Shares      Reinvested    Dividend    Record                   Reinvest
           Investment   NAV    Outstanding     Shares       Amount      Date    Ex-Date   Rate   Price
           ----------   ---    -----------   ----------    --------    ------   -------   ----  --------
12/31/95    1,000.00   10.00     100.000
12/31/96    1,052.00   10.07     104.469       4.469        45.00     12/30/96   12/31/96  0.45   10.07


        HYPOTHETICAL TOTAL RETURN CALCULATION
        P(1+T)*n = ERV
        1,000(1+T)*1 = 1,052.00
        T = 5.20%


FIXED INCOME FUND

             Initial             Shares      Reinvested    Dividend    Record                   Reinvest
           Investment   NAV    Outstanding     Shares       Amount      Date    Ex-Date   Rate   Price
           ----------   ---    -----------   ----------    --------    ------   -------   ----  --------
12/31/95   1,000.00   10.00      100.000
12/31/96   1,047.00   10.07      103.972       3.972        40.00     12/30/96  12/31/96  0.40   10.07

        HYPOTHETICAL TOTAL RETURN CALCULATION
        P(1+T)*n = ERV
        1,000(1+T)*1 = 1,047.00
        T = 4.70%


EQUITY FUND

             Initial             Shares      Reinvested    Dividend    Record                   Reinvest
           Investment   NAV    Outstanding     Shares       Amount      Date    Ex-Date   Rate   Price
           ----------   ---    -----------   ----------    --------    ------   -------   ----  --------
12/31/95   1,000.00   10.00      100.000
12/31/96   1,042.00   10.07      103.476       3.476        35.00    12/30/96   12/31/96  0.35   10.07



        HYPOTHETICAL TOTAL RETURN CALCULATION
        P(1+T)*n = ERV
        1,000(1+T)*1 = 1,042.00
        T = 4.20%